The information in this pricing supplement is not complete and may be changed.  We may not deliver these securities until a final pricing supplement is delivered.  This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, Pricing Supplement dated March 9, 2009

PROSPECTUS Dated December 23, 2008	Pricing Supplement No. 51 to
PROSPECTUS SUPPLEMENT	Registration Statement No. 333-156423
Dated December 23, 2008	Dated March , 2009
Rule 424(b)(2)
$
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Buffered Securities due September    , 2011
Based on the Performance of a Basket of Equity Indices and Shares

Unlike ordinary debt securities, the Buffered Securities do not pay interest and only guarantee a payment of 30% of principal at maturity.  At maturity, you will receive for each $10 stated principal amount of Buffered Securities that you hold an amount in cash based upon the performance, as determined on September   , 2011, which we refer to as the determination date, of a weighted basket composed of the S&P 500® Index, which we refer to as the SPX Index, the NASDAQ-100 Index®, which we refer to as the NDX Index and which, together with the SPX Index, we refer to as the indices, and shares of the iShares® MSCI EAFE Index Fund, which we refer to as the underlying shares. We refer to each of the SPX Index, the NDX Index and the underlying shares as a basket component and to them together as the basket components.  The Buffered Securities are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered Securities are subject to the credit risk of Morgan Stanley.
•	The stated principal amount of each Buffered Security is $10.
•	We will not pay interest on the Buffered Securities.
•	At maturity, for each $10 stated principal amount of Buffered Securities that you hold, you will receive the following payment at maturity based on the performance of the basket.
º	If the final basket value is greater than the initial basket value, you will receive $10 plus the upside payment.
º
The upside payment will equal $10 times the basket percent increase times 87% to 94% (to be determined on the pricing date), which we refer to as the participation rate, and there will be no maximum payment at maturity on the Buffered Securities.

º
If the final basket value is less than or equal to the initial basket value but greater than or equal to 70% of the initial basket value, which means that the final basket value has decreased from the initial basket value by an amount less than or equal to the buffer amount of 30%, you will receive the $10 stated principal amount.

º
If the final basket value is less than 70% of the initial basket value, which means that the final basket value has decreased by more than the buffer amount of 30% from the initial basket value, you will receive the sum of (i) $10 times the basket performance factor and (ii) $3.00, which will be an amount less than, and possibly significantly less than, the $10 stated principal amount of the Buffered Securities.  However, under no circumstances will the payment due at maturity be less than $3.00 per Buffered Security.

•	The basket performance factor is a fraction, the numerator of which will be the final basket value and the denominator of which will be the initial basket value.
•	The basket percent increase is a fraction, the numerator of which will be the final basket value minus the initial basket value and the denominator of which will be the initial basket value.
º
The initial basket value will be 100, which will be equal to the sum of the products of (i) the initial basket component value for each basket component and (ii) the multiplier for such basket component.

º
The initial basket component value for each basket component will be determined on the pricing date and will equal (i) in the case of the SPX Index,            , (ii) in the case of the NDX Index,       , and (iii) in the case of the underlying shares,            .

º
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will be weighted at its applicable basket component weighting. Each multiplier will remain constant for the term of the Buffered Securities.

º	The final basket value will be the sum of the products of (i) the final basket component value for each basket component and (ii) the multiplier for such basket component.
º
The final basket component value for each basket component will equal (i) for the indices, the respective closing value for each index on the determination date and (ii) for the underlying shares, the closing price of one underlying share times the adjustment factor on the determination date.

º	The adjustment factor will be initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.
•	The basket component weightings are 75%, 15%, and 10% for the SPX Index, NDX Index and the underlying shares, respectively.
•	Investing in the Buffered Securities is not equivalent to investing in the basket or the basket components.
•	The Buffered Securities will not be listed on any securities exchange.
•	The CUSIP number for the Buffered Securities is 617483193. The ISIN for the Buffered Securities is US6174831932.
You should read the more detailed description of the Buffered Securities in this pricing supplement.  In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Buffered Securities.”

The Buffered Securities are riskier than ordinary debt securities.  See “Risk Factors” beginning on PS-10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

PRICE $10 Per Buffered Security

	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Buffered Security	$10	$0.375	$9.625
Total	$	$	$
(1)  For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement.

The Buffered Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other Governmental agency, nor are they obligations of, or guaranteed by, a bank. Furthermore, the Buffered Securities will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s Temporary Liquidity Guarantee Program.

MORGAN STANLEY

For a description of certain restrictions on offers, sales and deliveries of the Buffered Securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Buffered Securities, see the section of this pricing supplement called “Description of Buffered Securities–Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Buffered Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Buffered Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Buffered Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The Buffered Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Buffered Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the Buffered Securities to the public in Hong Kong as the Buffered Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Buffered Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Buffered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The Buffered Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The Agent and each dealer represent and agree that they will not offer or sell the Buffered Securities nor make the Buffered Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Buffered Securities, whether directly or indirectly, to persons in Singapore other than:

(a)  an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)  an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)  a person who acquires the Buffered Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the Buffered Securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”
The Buffered Securities offered are medium-term debt securities of Morgan Stanley.  The payment on the Buffered Securities at maturity is based on the performance, as determined at maturity, of a weighted basket composed of the S&P 500® Index, which we refer to as the SPX Index, the NASDAQ-100 Index®, which we refer to as the NDX Index and which, together with the SPX Index, we refer to as the indices, and shares of the iShares® MSCI EAFE Index Fund, which we refer to as the underlying shares.  We refer to each of the SPX Index, the NDX Index and the underlying shares as a basket component and to them together as the basket components.    All payments on the Buffered Securities are subject to the credit risk of Morgan Stanley.
“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.  “NASDAQ®,” “NASDAQ-100®” and “NASDAQ-100 Index” are trademarks of The NASDAQ OMX Group, Inc. and have been licensed for use by Morgan Stanley.  “iShares®” is a registered trademark of Barclays Global Investors, N.A.

Each Buffered Security costs $10
We, Morgan Stanley, are offering Buffered Securities due September   , 2011, Based on the Performance of a Basket of Equity Indices and Shares, which we refer to as the Buffered Securities.  The stated principal amount of each Buffered Security is $10.

The original issue price of the Buffered Securities includes the agent’s commissions paid with respect to the Buffered Securities and the cost of hedging our obligations under the Buffered Securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the Buffered Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Buffered Securities.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Buffered Securities—Use of Proceeds and Hedging.”

The Buffered Securities do not guarantee the repayment at maturity of 100% of the principal; no interest
Unlike ordinary debt securities, the Buffered Securities do not pay interest and do not guarantee the repayment of 100% of the principal at maturity.  If the basket performance factor (see below) is less than 70%, we will pay to you an amount in cash per Buffered Security that is less than the $10 stated principal amount of each Buffered Security by an amount proportionate to the decrease in the value of the basket below 70% of the initial basket value.

The basket
We have designed the Buffered Securities to provide investors with exposure to the indices and to the underlying shares.  The following table sets forth the basket components, their respective Bloomberg ticker symbols and the basket component weighting, the initial basket component value and the multiplier of each basket component within the basket:

Basket Component	Bloomberg Symbol	Basket Component Weighting	Initial Basket Component Value	Multiplier
The S&P 500® Index (the “SPX index”)	SPX	75%
The NASDAQ-100 Index® (the “NDX index”)	NDX	15%
Shares of the iShares® MSCI EAFE Index Fund (the “underlying shares”)	EFA	10%

Payment at maturity based on the performance of the basket
At maturity, you will receive for each $10 stated principal amount of Buffered Securities that you hold an amount in cash based upon the performance of the weighted basket.  The payment at maturity, for each $10 stated principal amount of Buffered Securities that you hold, will be determined on September   , 2011, subject to postponement for non-index business days or non-trading days, as applicable, or market disruption events, which we refer to as the determination date, as follows:

• If the final basket value is greater than the initial basket value, you will receive a payment at maturity equal to:

$10 + the upside payment,

where,

upside payment = ($10 x basket percent increase x participation rate)

and

basket percent increase      =      The fraction, the numerator of which will be the final basket value minus the initial basket value and the denominator of which will be the initial basket value. The basket percent increase is described by the following formula:

and

participation rate = 87% to 94% (to be determined on the pricing date)

There will be no maximum payment at maturity on the Buffered Securities.

•       If the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 30% from the initial basket value, you will receive a payment at maturity equal to the stated principal amount of $10.

•      If the final basket value is less than the initial basket value and has decreased by an amount greater than the buffer amount of 30% from the initial basket value, you will receive a payment at maturity equal to:

($10 x the basket performance factor) + $3.00

If the basket performance factor is less than 70%, the payment at maturity for each $10 stated principal amount of Buffered Securities that you hold will be less than the stated principal amount of $10.  However, under no circumstances will the payment due at maturity be less than $3.00.

All payments on the Buffered Securities are subject to the credit risk of Morgan Stanley.

The initial basket value will be 100, which will be equal to the sum of the products of (i) the initial basket component value for each basket component and (ii) the multiplier for such basket component.  The initial basket component value for each basket component will be determined on the pricing date.

The final basket value will be the sum of the products of (i) the final basket component value for each basket component and (ii) the multiplier for such basket component.  The final basket component value for each basket component will equal:

(x)    in the case of the indices, the respective closing value for each index on the determination date, and

(y)   in the case of the underlying shares, the official closing value of one underlying share times the adjustment factor, each as of the determination date.

The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will be weighted at its applicable basket component weighting. Each multiplier will remain constant for the term of the Buffered Securities.

The adjustment factor will be initially set at 1.0 and is subject to change upon certain events affecting the underlying shares.

Because the performance of the basket components may not be highly correlated, negative or insufficient performance by any one or more of the basket components could wholly offset positive performance by other basket components.

On PS-7, we have provided a graph titled “Hypothetical Payouts on the Buffered Securities at Maturity,” which illustrates the performance of the Buffered Securities at maturity assuming a range of hypothetical percentage changes in the value of the basket.  The graph does not show every situation that may occur.

You can review a table of the historical values and related graphs of each of the basket components for each calendar quarter in the period from January 1, 2004 through March 5, 2009, and a graph of the historical performance of the basket for the same period (assuming that each of the basket components is weighted in the basket as described in “Description of Buffered Securities—Basket”) in this pricing supplement under “Description of Buffered Securities—Historical Information” and “—Historical Graph.”  You cannot predict the future performance of the basket components or of the basket as a whole, or whether increases in the value of any of the basket components will be offset by decreases in the value of other basket components, based on their historical performance.

Investing in the Buffered Securities is not equivalent to investing in the basket or any of the basket components.

You may revoke your offer to purchase the Buffered Securities prior to our acceptance
We are using this pricing supplement to solicit from you an offer to purchase the Buffered Securities.  You may revoke your offer to purchase the Buffered Securities at any time prior to the time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Buffered Securities prior to their issuance.  In the event of any material changes to the terms of the Buffered Securities, we will notify you.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A.), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial basket component value and the final basket component value for each basket component, the multiplier and whether a market disruption event has occurred and will calculate the basket percent increase and/or the basket performance factor and the payment to you at maturity, and, under certain circumstances, will determine the closing values of the basket components.

Where you can find more information on the Buffered Securities
The Buffered Securities are senior unsecured notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated December 23, 2008 and prospectus dated December 23, 2008.  We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes” and in the section of the prospectus called “Description of Debt Securities.”

Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the Buffered Securities, you should read the “Description of Buffered Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in Buffered Securities in the section called “Risk Factors.”  The tax treatment of investments in equity-linked securities such as these may differ from that of investments in ordinary debt securities or common stock.  See the section of this pricing supplement called “Description of Buffered Securities—United States Federal Taxation.”  We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the Buffered Securities.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE BUFFERED SECURITIES AT MATURITY

For each Buffered Security, the following graph illustrates the payment at maturity on the Buffered Securities for a range of hypothetical percentage changes in the value of the basket.  The Buffer Zone illustrates the buffer effect in the event of a decline in the value of the basket.  The graph is based on the following terms:

•	Stated Principal Amount per Buffered Security:	$10

•	Buffer Amount:	30%

•	Hypothetical Participation Rate:	90.5%

Where the final basket value is greater than the initial basket value, the payment at maturity on the Buffered Securities reflected in the graph below is equal to $10 plus the upside payment, which, at the hypothetical participation rate, is less than the simple return on the basket.  Where the final basket value is less than or equal to the initial basket value but has decreased by an amount less than or equal to the buffer amount of 30% from the initial basket value, the payment at maturity on the Buffered Securities reflected in the graph below is equal to the stated principal amount of $10 per Buffered Security. Where the final basket value is less than the initial basket value and has decreased by an amount that is greater than the buffer amount of 30% from the initial basket value, the payment at maturity on the Buffered Securities reflected in the graph below is equal to the sum of (i) $10 multiplied by the basket performance factor and (ii) $3.00, and is consequently an amount less than the $10 stated principal amount of each Buffered Security.  As reflected in the graph below, the payment due at maturity on the Buffered Securities will in no event be less than $3.00.  The graph does not show every situation that may occur.

Below are three examples of how to calculate the basket performance and the payment at maturity based on the hypothetical data below. Each of these examples assumes that the Buffered Securities are held to maturity.

Example 1: The final basket value is greater than the initial basket value.

Initial Basket Value:	100
Hypothetical Final Basket Value:	150
Hypothetical Participation Rate:	90.5%

In this example,

Basket Percent Increase =

Payment at Maturity	=	$10	+	($10	x	150 – 100	x	90.5%)	=	$14.525
100

The payment at maturity per Buffered Security will be $14.525, or the stated principal amount of $10 plus the upside payment of $4.525.

Example 2: The final basket value is equal to or less than the initial basket value but greater than 70% of the initial basket value.

Initial Basket Value:	100
Hypothetical Final Basket Value:	90
Participation Rate:	90.5%

In this example,

Basket Performance Factor =

The payment at maturity per Buffered Security will be the stated principal amount of $10.

Example 3: The final basket value is less than 70% of the initial basket value.

Initial Basket Value:	100
Hypothetical Final Basket Value:	60
Participation Rate:	90.5%

In this example,

Basket Performance Factor =

Payment at Maturity	=	( $10	x	60	) +	$3.00	=	$9.00
100

The payment at maturity per Buffered Security will be $9.00, or the sum of (i) $10 times the basket performance factor and (ii) $3.00, which is less than the stated principal amount of $10 per Buffered Security.

Please review the table of the historical values of each of the basket components for each calendar quarter in the period from January 1, 2004 through March 5, 2009 and related graphs.  Please also review the graph of the historical performance of the basket for the same period (with each of the basket components weighted in the basket as described in “Description of Buffered Securities—Basket” as of March 5, 2009) in this pricing supplement under “Description of Buffered Securities—Historical Information” and “—Historical Graph,” which illustrates the effect of the offset and/or correlation among the basket components during such period.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

RISK FACTORS

The Buffered Securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the Buffered Securities do not pay interest and guarantee only the repayment of 30% of principal at maturity, subject to the credit risk of Morgan Stanley.  This section describes the most significant risks relating to the Buffered Securities.  You should carefully consider whether the Buffered Securities are suited to your particular circumstances before you decide to purchase them.

Buffered Securities do not pay interest or guarantee the repayment of 100% of your principal
The terms of the Buffered Securities differ from those of ordinary debt securities in that we will not pay you interest on the Buffered Securities and provide a minimum payment at maturity of only 30% of the principal of the Buffered Securities.  Instead, at maturity, you will receive for each $10 stated principal amount of Buffered Securities that you hold an amount in cash based upon the performance of the basket.  If the final basket value is less than 70% of the initial basket value, which means that the final basket value has decreased from the initial basket value by more than the buffer amount of 30%, you will receive, for each $10 stated principal amount of Buffered Securities that you hold, an amount in cash at maturity that is less than the $10 stated principal amount by an amount proportionate to the decrease in the value of the basket below 70% of the initial basket value.  See “Hypothetical Payouts on the Buffered Securities at Maturity” on PS–7.

The Buffered Securities will not be listed and secondary trading may be limited
The Buffered Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered Securities.  Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., may, but is not obligated to, make a market in the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If at any time MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities.  Accordingly, you should be willing to hold your Buffered Securities to maturity.

Market price of the Buffered Securities may be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including:

•       the value of each of the basket components at any time and, in particular, on the determination date,

• the volatility (frequency and magnitude of changes in value) of each of the basket components,

• interest and yield rates in the market,

•       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or stock markets generally and which may affect the final basket component values of the basket components,

• the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities underlying the MSCI EAFE Index trade,

• the time remaining until the Buffered Securities mature,

• the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

• any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your Buffered Securities prior to maturity.  For example, you may have to sell your Buffered Securities at a substantial discount from the stated principal amount if the value of the basket at the time of sale are at or below the initial basket value or if market interest rate rises.  You cannot predict the future performance of any of the basket components based on their historical performance.  The final basket value may be less than 70% of the initial basket value so that you will receive at maturity an amount that is less than the $10 stated principal amount of each Buffered Security by an amount proportionate to the decrease in the value of the basket below 70% of the initial basket value.  In addition, there can be no assurance that the basket performance factor will increase so that you will receive at maturity an amount in excess of the $10 stated principal amount for each Buffered Security you hold.

The return on the Buffered Securities is limited to 87% to 94% of the appreciation of the basket
The return on the Buffered Securities is limited to 87% to 94% (to be determined on the pricing date) of the appreciation of the basket.  As a result, you will not participate fully in any appreciation of the basket components.

The Buffered Securities are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the Buffered Securities
Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the Buffered Securities at maturity, and, therefore, investors are subject to the credit risk of Morgan Stanley and to changes in the market's view of Morgan Stanley’s creditworthiness. Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the Buffered Securities.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered Securities, as well as the projected profit included in the cost of hedging our obligations under the Buffered Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket components may offset each other
Value movements in the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may even decline in value.  Therefore, in calculating the basket components’ performance and the basket performance factor on the determination date, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other basket components.  Furthermore, the basket is not equally weighted among the basket components.  Decreases in the value of a more heavily weighted basket component could moderate or wholly offset increases in the values of the less heavily weighted basket components.

You can review a table of the historical values and related graphs of each of the basket components for each calendar quarter in the period from January 1, 2004 through March 5, 2009, and a graph of the historical performance of the basket for the same period (assuming that each of the basket components is weighted in the basket as described above) in this pricing supplement under “Description of Buffered Securities—Historical Information” and “—Historical Graph.” You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the value of any of the basket components will be offset by decreases in the value of other basket components, based on historical performance. In addition, there can be no assurance that the value of the basket will appreciate so that you will receive at maturity an amount in excess of the $10 stated principal amount for each Buffered Security you hold. If the final basket value is less than 70% of the initial basket value, you will receive at maturity an amount that is less than the amount of your original investment in the Buffered Securities, which could be significantly less than your original investment in the Buffered Securities.

There are risks associated with investments in securities linked to the value of foreign equity securities
The underlying shares track the performance of the MSCI EAFE Index, which is linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

Adjustments to the indices could adversely affect the value of the Buffered Securities
The publisher of any of the indices can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such index.  Any of these actions could adversely affect the value of the Buffered Securities.  In addition an index publisher may discontinue or suspend calculation or publication of its index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, the payment at maturity on the Buffered Securities will be an amount based on the closing prices at maturity of the securities underlying such index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such index last in effect prior to discontinuance of such index.

Adjustments to the underlying shares or to the MSCI EAFE Index could adversely affect the value of the Buffered Securities
Barclays Global Fund Advisors, which we refer to as BGFA, is the investment adviser to the iShares® MSCI EAFE Index Fund, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index.  MSCI Inc. is responsible for calculating and maintaining the MSCI EAFE Index.  MSCI Inc. can add, delete or substitute the stocks underlying the MSCI EAFE Index or make other methodological changes that could change the value of the MSCI EAFE Index.  Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks composing the iShares® MSCI EAFE Index Fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the Buffered Securities.

The underlying shares may not track the MSCI EAFE Index
The performance of the respective underlying shares may not exactly replicate the performance of the MSCI EAFE Index, because the iShares® MSCI EAFE Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI EAFE Index.  It is also possible that the iShares® MSCI EAFE Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI EAFE Index, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in each fund, differences in trading hours between the iShares® MSCI EAFE Index Fund and the MSCI EAFE Index or due to other circumstances.  BGFA may invest up to 10% of the iShares® MSCI EAFE Index Fund’s assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI EAFE Index.

The antidilution adjustments the calculation agent is required to make to the underlying shares do not cover every event that could affect the underlying shares
MS & Co., as calculation agent, will adjust the final basket component value with respect to the underlying shares for certain events affecting the underlying shares.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the Buffered Securities may be adversely affected.

The Buffered Securities are subject to currency exchange rate risk
Because the closing price of the underlying shares generally reflects the U.S. dollar value of the securities represented in the MSCI EAFE Index, holders of the Buffered Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the MSCI EAFE Index strengthen or weaken against the U.S. dollar and the relative weight of each security in the in the MSCI EAFE Index.  If, taking into account such weighting, the dollar strengthens against the securities represented in the MSCI EAFE Index, the value of the underlying shares will be adversely affected and the payment at maturity on the Buffered Securities may be reduced.

Of particular importance to potential currency exchange risk are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• the balance of payments; and

• the extent of governmental surpluses or deficits in the countries represented in the MSCI EAFE Index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the United States, the governments of various countries represented in the MSCI EAFE Index and other countries important to international trade and finance.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Buffered Securities.

As calculation agent, MS & Co. will determine the initial basket component value, the final basket component value and the multiplier of each basket component and will calculate the basket performance factor and/or the basket percent increase and the amount of cash you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-

occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a market disruption event, may affect the payment at maturity.  See the sections of this pricing supplement called “Description of Buffered Securities—Market Disruption Event” and “—Discontinuance of an Index; Alteration of Method of Calculation.”

The original issue price of the Buffered Securities includes the agent’s commissions and certain costs of hedging our obligations under the Buffered Securities.  The subsidiaries through which we hedge our obligations under the Buffered Securities expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected.

Investing in the Buffered Securities is not equivalent to investing in the basket components
As a holder of the Buffered Securities, you will not have rights that holders of the basket components or exchange-traded or over-the-counter instruments related to the basket components may have.  Furthermore, investing in the Buffered Securities is not equivalent to investing in any of the indices or their component stocks.  As an investor in the Buffered Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie certain of the indices.

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Buffered Securities
MS & Co. and other affiliates of ours will carry out hedging activities related to the Buffered Securities (and to other instruments linked to the indices or their component stocks or to the underlying shares, the MSCI EAFE Index and its components stocks), including trading in the stocks underlying the indices or the MSCI EAFE Index as well as in other instruments related to the indices or the MSCI EAFE Index.  MS & Co. and some of our other subsidiaries also trade the stocks underlying the indices, other financial instruments related to the indices, the underlying shares, and other instruments related to the MSCI EAFE Index on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components and, therefore, the values at which the basket components must close on the determination date before you receive a payment at maturity that exceeds the stated principal amount of the Buffered Securities.  Additionally, such hedging or trading activities during the term of the Buffered Securities could potentially affect the values of the basket components on the determination date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization and treatment of the Buffered Securities for U.S. federal income tax purposes are uncertain, the material U.S. federal income tax consequences of an investment in the Buffered Securities are unclear

Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities supersede the discussions contained in the accompanying prospectus supplement.  There is no direct legal authority as to the proper tax treatment of the Buffered Securities, and consequently significant aspects of the tax treatment of the Buffered Securities are uncertain.  Our counsel has not rendered an opinion as to the proper treatment of the Buffered Securities for U.S. federal income tax purposes.  Pursuant to the terms of each Buffered Security, you have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of such authority, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, the treatment described in the section of this pricing supplement called “United States Federal Taxation.”  If the IRS were successful in asserting an alternative treatment for the Buffered Securities, the timing and character of income on the Buffered Securities might differ significantly.  Under an alternative characterization, U.S. investors could be required to accrue original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time

of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income.   In addition, there is a substantial risk that an investment in the Buffered Securities could be treated as a “constructive ownership transaction,” in which case all or a portion of any long-term capital gain could be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the discussion under “United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities, including possible alternative treatments and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF BUFFERED SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Buffered Security” refers to each $10 stated principal amount of our Buffered Securities due September    , 2011, Based on the Performance of a Basket of Equity Indices and Shares.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$

Pricing Date	March , 2009

Original Issue Date (Settlement Date)	March , 2009

Maturity Date	September , 2011, subject to postponement in accordance with the following paragraph in the event of a Market Disruption Event or otherwise on the scheduled Determination Date.

If due to a Market Disruption Event or otherwise, the Determination Date for any Basket Component is postponed so that it falls less than two Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second Trading Day following such Determination Date as postponed.  See “—Determination Date” below.

Issue Price	$10 per Buffered Security

Stated Principal Amount	$10 per Buffered Security

Denominations	$10 and integral multiples thereof

CUSIP Number	617483193

ISIN	US6174831932

Interest Rate	None

Specified Currency	U.S. dollars

Basket	The following table sets forth the Basket Components, the Basket Component Weighting, the Bloomberg Ticker Symbol, the Initial Basket Component Value and the Multiplier for each Basket Component:

Basket Components	Bloomberg Symbol	Basket Component Weighting	Initial Basket Component Value	Multiplier
The S&P 500® Index (the “SPX Index”)	SPX	75%
The NASDAQ-100 Index® (the “NDX Index”)	NDX	15%
Shares of the iShares® MSCI EAFE Index Fund (the “Underlying Shares”)	EFA	10%

Indices	The SPX Index and the NDX Index (each individually, an “Index”). See “—Description of the Indices” below.

Underlying Shares	Shares of the iShares® MSCI EAFE Index Fund

Initial Basket Component Value
The Initial Basket Component Value for each Basket Component will be determined on the Pricing Date and will equal (i) in the case of the SPX Index,            , (ii) in the case of the NDX Index,       , and (iii) in the case of the Underlying Shares,            .

Multiplier
The Multiplier for each Basket Component set forth in the table under “—Basket” above will be set on the Pricing Date based on each Basket Component’s respective Initial Basket Component Value so that each Basket Component is reflected in the predetermined Initial Basket Value in accordance with its applicable Basket Component Weighting and will remain constant for the term of the Buffered Securities.

Payment at Maturity	At maturity, upon delivery of the Buffered Securities to the Trustee, we will pay with respect to the Stated Principal Amount of $10 for each Buffered Security an amount in cash equal to:

(i)	if the Final Basket Value is greater than the Initial Basket Value, the Stated Principal Amount of $10 plus the Upside Payment,

(ii)
if the Final Basket Value is less than or equal to the Initial Basket Value but greater than or equal to 70% of the Initial Basket Value, which means that the Basket has declined in value from the Initial Basket Value by an amount less than or equal to the Buffer Amount, the Stated Principal Amount of $10, or

(iii)
if the Final Basket Value is less than 70% of the Initial Basket Value, which means that the value of the Basket has declined by more than the Buffer Amount from the Initial Basket Value, the sum of (x) the Stated Principal Amount of $10 times the Basket Performance Factor and (y) $3.00.

If the Final Basket Value is less than 70% of the Initial Basket Value, the Payment at Maturity with respect to the Stated Principal Amount of $10 for each Buffered Security will be less than the Stated Principal Amount of $10.  However, under no circumstances will such Payment at Maturity be less than the Minimum Payment at Maturity of $3.00.

Because the performance of the Basket Components may not be highly correlated, negative or insufficient performance by any one or more of the Basket Components could wholly offset positive performance by other Basket Components.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the Stated Principal Amount of $10 for each Buffered Security on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the Trustee for delivery to DTC, as holder of the Buffered Securities, on the Maturity Date.  We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Book Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Maximum Payment at Maturity	None

Minimum Payment at Maturity	$3.00 per Buffered Security

Upside Payment	$10 times the Basket Percent Increase times the Participation Rate.

Participation Rate	87% to 94% (to be determined on the Pricing Date)

Buffer Amount	30%

Basket Percent Increase
The Basket Percent Increase is the fraction, the numerator of which will be the Final Basket Value minus the Initial Basket Value and the denominator of which will be the Initial Basket Value.  The Basket Percent Increase is described by the following formula:

Initial Basket Value	100, which is equal to the sum of the products of (i) the Initial Basket Component Value for each Basket Component and (ii) the Multiplier for such Basket Component.

Final Basket Value	The sum of the products of (i) the Final Basket Component Value for each Basket Component and (ii) the Multiplier for such Basket Component.

Basket Performance Factor
The Basket Performance Factor is a fraction, the numerator of which will be the Final Basket Value and the denominator of which will be the Initial Basket Value.  The Basket Performance Factor is described by the following formula:

Final Basket Component Value
The Final Basket Component Value for each Basket Component will equal (i) in the case of the Indices, the respective Index Closing Value for each Index on the Determination Date and (ii) in the case of the Underlying Shares, the Share Closing Price of one Underlying Share times the Adjustment Factor on the Determination Date, subject to the occurrence of a Market Disruption Event or otherwise as described below in “—Determination Date.”

In certain circumstances, the Final Basket Component Value will be based on an alternate calculation as described under “—

Discontinuance of an Index; Alteration of Method of Calculation,” or “—Discontinuance of the Underlying Shares and/or MSCI EAFE Index; Alteration of Method of Calculation.”

Index Closing Value
With respect to the SPX Index and the NDX Index, or any respective Successor Index, the Index Closing Value on any Index Business day will equal the closing value of the respective Index published at the regular weekday close of trading on such Index Business Day, as published under the Bloomberg ticker symbol “SPX” and “NDX” for the SPX Index and the NDX Index, respectively, or any respective successor symbol(s) thereof, or the Bloomberg ticker symbol or successor symbol of any Successor Index.

Share Closing Price
Subject to the provisions set out under “—Discontinuance of the Underlying Shares and/or MSCI EAFE Index; Alteration of Method of Calculation” below, the Share Closing Price for the Underlying Shares on any Trading Day means:

(i)
if the Underlying Shares are listed or admitted to trading on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Underlying Shares are listed or admitted to trading,

(ii)	if the Underlying Shares are securities of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if the Underlying Shares are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Shares are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Share Closing Price for one Underlying Share on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a Market Disruption Event (as defined below) occurs with respect to the Underlying Shares or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the Underlying Shares is not available pursuant to either of the two preceding sentences, then the Share Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto.  See “—Discontinuance of the Underlying Shares and/or MSCI EAFE Index; Alteration of Method of Calculation” below.

Adjustment Factor	1.0, subject to adjustment in the event of certain events affecting the Underlying Shares. See “—Antidilution Adjustments” below.

Antidilution Adjustments
If the Underlying Shares are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one Underlying Share.

No adjustment to the Adjustment Factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Relevant Exchange	Relevant Exchange means:

(a) with respect to each of the SPX Index and the NDX Index, the primary exchange(s) or market(s) of trading for (i) any security then included in such Index, or any Successor Index, and (ii) any futures or options contracts related to such Index or to any security then included in such Index;

(b) with respect to the Underlying Shares, the primary exchange or market of trading for any security (or any combination thereof) then included in the MSCI EAFE Index or any Successor Index.

Determination Date	September , 2011; provided that:

(i)
with respect to the Indices, if the scheduled Determination Date is not an Index Business Day or if a Market Disruption Event occurs with respect to an Index on the scheduled Determination Date (an “Index Disrupted Date”), then such scheduled Determination Date with respect to such Index will be the immediately succeeding Index Business Day on which no Market Disruption Event occurs with respect to such Index; provided further that the Determination Date will be subject to postponement in the event of an Index Disrupted Date for no more than five Index Business Days, and

(ii)
with respect to the Underlying Shares, if a Market Disruption Event with respect to the Underlying Shares, the MSCI EAFE Index or securities representing 20% of the level of the MSCI EAFE Index occurs on the scheduled Determination Date, or if such scheduled Determination Date is not a Trading Day (a “Share Disrupted Date”), the Share Closing Price will be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs; provided further that the Determination Date will be subject to postponement in the event of a Share Disrupted Date for no more than five Trading Days.

If the Determination Date is postponed for five successive Index Disrupted Dates, the Calculation Agent will determine the Index Closing Value of the affected Index for such Determination Date as determined by the Calculation Agent in accordance with the formula for calculating such Index last in effect prior to the commencement of the Market Disruption Event (or prior to the non-Index Business Day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the affected Index.

If the Determination Date is postponed for five successive Share Disrupted Dates, the Calculation Agent will determine the Share Closing Price for such Determination Date as the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.

Business Day
Business Day means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Trading Day
With respect to the Buffered Securities and the Underlying Shares, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index Business Day
For each Index, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange(s) for such Index, other than a day on which trading on such Relevant Exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Market Disruption Event	Market Disruption Event means:
(a) with respect to the Indices:

(i)  the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of an Index (or a Successor Index) on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such Index (or a Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Index (or a Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)  a determination by the Calculation Agent in its sole discretion that any event described in clause (a)(i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Buffered Securities; and

(b) with respect to the Underlying Shares:

(i)    the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Shares on the Relevant Exchange for the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion;

(ii)   the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the MSCI EAFE Index on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchanges, in each case as determined by the Calculation Agent in its sole discretion; or

(iii)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the MSCI EAFE Index or the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(iv)  a determination by the Calculation Agent in its sole discretion that any event described in clauses (b)(i), (b)(ii) or (b)(iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Buffered Securities.

For the purpose of determining whether a Market Disruption Event exists with respect to the SPX Index, the NDX Index or the Underlying Shares, respectively, at any time, if trading in a security included in such Index, or in the case of the Underlying Shares, in the MSCI EAFE Index, is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index, or in the case of the Underlying Shares the value of the MSCI EAFE Index, shall be based on a comparison of (x) the portion of the value of such index attributable to that security relative to (y) the overall value of such index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event with respect to the SPX Index, the NDX Index or the Underlying Shares, respectively, has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or any exchange-traded fund, including the Underlying Shares, will not constitute a Market Disruption Event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an Index, or in the case of the Underlying Shares, on the MSCI EAFE Index or on the Underlying Shares, by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the Index, or in the case of the Underlying shares, to the MSCI EAFE Index, and (5) a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the Index, or in the case of the Underlying Shares, to the MSCI EAFE Index, are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Book Entry Note or Certificated Note
Book Entry.  The Buffered Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Buffered Securities.  Your beneficial interest in the Buffered Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.  In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Buffered Securities, for distribution to participants in accordance with DTC’s procedures.  For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A.)

Agent	MS & Co.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the amount of cash payable per Buffered Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Buffered Securities will be rounded to the nearest cent, with one-half cent rounded upward.  Notwithstanding the above, upon calculating the Basket Performance Factor, such figure will not be subject to rounding.

Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Buffered Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Basket Component Values, Final Basket Component Values, the Multiplier, the Basket Performance Factor, the Basket Percent Increase and the Payment at Maturity, or whether a Market Disruption Event has occurred.  See “—Market Disruption

Event,” “—Antidilution Adjustments,” and “—Determination Date.” MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Discontinuance of an Index;
Alteration of Method of Calculation
If an Index Publisher discontinues publication of its respective Index and such Index Publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any subsequent Index Closing Value for such Index will be determined by reference to the published value of such Successor Index at the regular weekday close of trading on the day that any Index Closing Value is to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Buffered Securities, within three Business Days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the Buffered Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If an Index Publisher discontinues publication of its respective Index prior to, and such discontinuance is continuing on, the Determination Date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the Index Closing Value for such date.  The Index Closing Value will be computed by the Calculation Agent in accordance with the formula for calculating the Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities or futures contracts, as applicable, has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security or futures contract, as applicable, most recently constituting the relevant Index without any rebalancing or substitution of such securities or futures contracts, as applicable, following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of an Index may adversely affect the value of the Buffered Securities.

If at any time the method of calculating an Index or a Successor Index, or the value thereof, is changed in a material respect, or if an Index or a Successor Index is in any other way modified so that such Index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value for such Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an equity index comparable to such Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Closing Value for such Index with reference to such Index or such Successor Index, as adjusted. Accordingly, if the method of calculating an Index or a Successor Index is modified so that the value of such Index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent will adjust such Index in order to arrive at a value of such Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the Underlying Shares and/or MSCI EAFE Index;
Alteration of Method of Calculation
If the iShares® MSCI EAFE Index Fund is liquidated or otherwise terminated (a “Liquidation Event”), the Share Closing Price on any Trading Day following the Liquidation Event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the MSCI EAFE Index (or any MSCI EAFE Successor Index, as described below) on such Trading Date (taking into account any material changes in the method of calculating the MSCI EAFE Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the Share Closing Price and the denominator of which is the closing value of the MSCI EAFE Index (or any MSCI EAFE Successor Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a Share Closing Price was available.

If MSCI Inc. discontinues publication of the MSCI EAFE Index and MSCI Inc. or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued MSCI EAFE Index (such index being referred to herein as an “MSCI EAFE Successor Index”), then any subsequent Share Closing Price on any Trading Day, following a Liquidation Event will be determined by reference to the published value of such MSCI EAFE Successor Index at the regular weekday close of trading on such Trading Day.

Upon any selection by the Calculation Agent of a MSCI EAFE Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of the Buffered Securities, within three Trading Days of such selection.  We expect that such notice will be passed on to you, as a beneficial owner of the Buffered Securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If MSCI Inc. discontinues publication of the MSCI EAFE Index prior to, and such discontinuance is continuing on, the Determination Date or the date of acceleration, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no

MSCI EAFE Successor Index is available at such time, then the Calculation Agent will determine the Share Closing Price for such date.  The Share Closing Price will be computed by the Calculation Agent in accordance with the formula for calculating the MSCI EAFE Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently composing the MSCI EAFE Index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI EAFE Index may adversely affect the value of the Buffered Securities.

Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Buffered Securities shall have occurred and be continuing, the amount declared due and payable per Buffered Securities upon any acceleration of the Buffered Securities (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as if the Index Closing Value or the Share Closing Price, as applicable, of each Basket Component on the date of acceleration were the Index Closing Value or the Share Closing Price, as applicable, of each Basket Component for the Determination Date.

If the maturity of the Buffered Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Buffered Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Index Publisher
With respect to the SPX Index, Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (which we refer to as “S&P”), with respect to the NDX Index, The NASDAQ OMX Group, Inc. (which we refer to as “NASDAQ OMX”) and with respect to the MSCI EAFE Index, MSCI Inc. (which we refer to as “MSCI”), or, in each case, any respective successor publisher thereof.

Description of the Indices
We have derived all information contained in this pricing supplement regarding the Indices, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  Such information reflects the policies of, and is subject to change by the respective Index Publishers.  We make no representation or warranty as to the accuracy or completeness of such information.  The Index Publishers are under no obligation to continue to publish their respective Index and may discontinue publication of such Index at any time.

S&P 500® Index

The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500® Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.” By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period value of the S&P 500® Index. The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500® Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500® Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes
Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special cash dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights Offering	Price of parent company minus	Yes
Price of Rights Right Ratio
Spin-Off	Price of parent company minus	Yes
Price of Spinoff Co. Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500® Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

A large part of the S&P 500® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

The NASDAQ-100 Index®

The NASDAQ-100 Index® was developed by NASDAQ OMX. The NASDAQ-100 Index is determined and calculated by NASDAQ OMX and was first published in January 1985.

The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on the NASDAQ.  The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on the NASDAQ and includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on the NASDAQ (which may be the official closing price published by the NASDAQ), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on the NASDAQ and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the security must have “seasoned” on the NASDAQ or another recognized market (generally a company is considered to be seasoned by NASDAQ OMX if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on the NASDAQ within the next six months.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

The securities in the NASDAQ-100 Index are monitored every day by NASDAQ OMX with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. NASDAQ OMX has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, NASDAQ OMX may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, NASDAQ OMX adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

Annual Ranking Review. The NASDAQ-100 Index component securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, the “Annual Ranking Review,” as described below.  Securities listed on the NASDAQ which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November.  NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review.  Securities not meeting such criteria are replaced.  The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index.  Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December.  Replacements are made effective after the close of trading on the third Friday in December.  Moreover, if at any time during the year a NASDAQ-100 Index component security is no longer traded on NASDAQ OMX, or is otherwise determined by NASDAQ OMX to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with NASDAQ OMX’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, NASDAQ OMX may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or NASDAQ OMX determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, NASDAQ OMX may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components. In such instances, NASDAQ OMX would announce the different basis for rebalancing prior to its implementation.

The iShares® MSCI EAFE
Index Fund; Public Information
iShares, Inc. (the “Company”) is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.   This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index.  Information provided to or filed with the Commission by the Company pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Buffered Securities offered hereby and does not relate to the Underlying Shares.  We have derived all disclosures contained in this pricing supplement regarding the Company from the publicly available documents described in the preceding paragraph.  In connection with the offering of the Buffered Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Company.  Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding the Company is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we price the Buffered Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Company could affect the value received at maturity with respect to the Buffered Securities and therefore the trading prices of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares.

We and/or our affiliates may presently or from time to time engage in business with the Company.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Company, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Underlying Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Buffered Securities under the securities laws. As a prospective purchaser of the Buffered Securities, you should undertake an independent investigation of the Company as in your judgment is appropriate to make an informed decision with respect to an investment in the Underlying Shares.

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”).    The Buffered Securities are not sponsored, endorsed, sold, or promoted by BGI.  BGI makes no representations or warranties to the owners of the Buffered Securities or any member of the public regarding the advisability of investing in the Buffered Securities.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Buffered Securities.

The MSCI EAFE Index®
The MSCI EAFE Index® is calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of December 2008, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange-traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI EAFE® Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index,

notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P’s, the Global Industry Classification Standard (“GICS®”).  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

Where:

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company.

Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the Buffered Securities linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the Buffered Securities.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

Affiliation of MSCI, MS & Co. and Morgan Stanley.  Each of MSCI and MS & Co. is a majority-owned subsidiary of Morgan Stanley.  MSCI is responsible for the MSCI indices and the guidelines and policies governing their composition and calculation.  Although judgments, policies and determinations concerning the MSCI indices are made solely by MSCI, Morgan Stanley, as the parent company of MSCI, is ultimately responsible for MSCI.  MSCI® is a registered trademark and service mark of MSCI.

BECAUSE EACH OF MSCI AND MS & CO. IS A SUBSIDIARY OF MORGAN STANLEY, THE ECONOMIC INTERESTS OF MSCI AND MS & CO. MAY BE ADVERSE TO THE INVESTORS IN THE BUFFERED SECURITIES, INCLUDING WITH RESPECT TO CERTAIN DETERMINATIONS MADE IN DETERMINING THE MSCI INDICES.  THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT SECURITIES COMPOSING THE MSCI INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT SECURITIES ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE MSCI INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE MSCI INDICES COULD ALSO AFFECT THE VALUE OF THE MSCI INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE MSCI INDICES AND THAT, CONSEQUENTLY, MS & CO., AS CALCULATION AGENT FOR THE BUFFERED SECURITIES, ALSO AN AFFILIATE OF MORGAN STANLEY, WOULD HAVE TO SELECT A SUCCESSOR OR SUBSTITUTE INDEX FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE BUFFERED SECURITIES.

It is also possible that any advisory services that our affiliates provide in the course of any business with the issuers of the component securities could lead to actions on the part of such underlying issuers which might adversely affect the value of the MSCI indices.

Historical Information
The following tables set forth the published high, low and end of quarter closing values and closing prices, as applicable, for each of the Basket Components for each calendar quarter from January 1, 2004 to March 5, 2009.  The graphs following each Basket Component’s table set forth the historical performance of each respective Basket Component for the same period.  The Index Closing Values for the SPX Index and the NDX Index on March 5, 2009 were 682.55 and 1,074.52, respectively, and the Share Closing Price of the Underlying Shares on March 5, 2009 was 32.64.  The historical prices and historical performance of the Basket Components should not be taken as an indication of future performance.  We cannot give you any assurance that the Final Basket Value at maturity will be greater than the Initial Basket Value so that you will receive a payment in excess of the Stated Principal Amount of $10 for each Buffered Security.  Because your return is linked to the performance of the Basket at maturity, there is no guaranteed repayment of 100% percent of your principal. The values and prices of the Basket Components may be, and have recently been, extremely volatile, and we can give no assurance that the volatility will lessen.

If the Basket Performance Factor at maturity is less than 70%, you will lose money on your investment.

S&P 500 Index Historical High, Low and Period End Closing Values January 1, 2004 through March 5, 2009

	High	Low	Period End
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter (through March 5, 2009)	934.70	682.55	682.55

S&P 500 Index

NASDAQ-100 Index Historical High, Low and Period End Closing Values January 1, 2004 through March 5, 2009

	High	Low	Period End
2004
First Quarter	1,553.66	1,370.04	1,438.41
Second Quarter	1,516.64	1,379.90	1,516.64
Third Quarter	1,489.57	1,304.43	1,412.74
Fourth Quarter	1,627.46	1,425.21	1,621.12
2005
First Quarter	1,603.51	1,464.34	1,482.53
Second Quarter	1,568.96	1,406.85	1,493.52
Third Quarter	1,627.19	1,490.53	1,601.66
Fourth Quarter	1,709.10	1,521.19	1,645.20
2006
First Quarter	1,758.24	1,645.09	1,703.66
Second Quarter	1,739.20	1,516.85	1,575.23
Third Quarter	1,661.59	1,451.88	1,654.13
Fourth Quarter	1,819.76	1,632.81	1,756.90
2007
First Quarter	1,846.34	1,712.94	1,772.36
Second Quarter	1,944.37	1,773.33	1,934.10
Third Quarter	2,096.39	1,846.09	2,091.11
Fourth Quarter	2,238.98	1,982.16	2,084.93
2008
First Quarter	2,051.76	1,673.03	1,781.93
Second Quarter	2,055.11	1,790.93	1,837.09
Third Quarter	1,964.38	1,496.15	1,594.63
Fourth Quarter	1,563.80	1,036.51	1,211.65
2009
First Quarter (through March 5, 2009)	1,281.65	1,074.52	1,074.52

NASDAQ-100 Index

Share price of the iShares® MSCI EAFE Index Fund Historical High, Low and Period End Closing Prices January 1, 2004 through March 5, 2009

	High	Low	Period End
2004
First Quarter	48.10	45.12	47.20
Second Quarter	48.10	43.38	47.67
Third Quarter	47.40	44.47	47.13
Fourth Quarter	53.42	47.13	53.42
2005
First Quarter	55.25	51.26	52.96
Second Quarter	53.83	51.28	52.39
Third Quarter	58.48	51.95	58.10
Fourth Quarter	60.94	54.72	59.43
2006
First Quarter	65.38	60.33	64.92
Second Quarter	70.58	59.46	65.39
Third Quarter	68.36	61.70	67.75
Fourth Quarter	74.33	67.94	73.22
2007
First Quarter	76.72	70.90	76.26
Second Quarter	81.78	76.50	80.77
Third Quarter	83.62	73.94	82.59
Fourth Quarter	86.10	78.24	78.50
2008
First Quarter	78.35	68.34	71.90
Second Quarter	78.52	68.08	68.67
Third Quarter	68.00	53.08	56.30
Fourth Quarter	55.88	35.73	44.86
2009
First Quarter (through March 5, 2009)	45.44	32.56	32.64

iShares MSCI EAFE Index Fund

Historical Graph
The following graph sets forth the historical performance of the Basket (assuming that each of the Basket Components is weighted as described in “—Basket” above as of March 5, 2009 and calculated as if the Basket had an Initial Basket Value of 100 on January 1, 2004).  The graph covers the period from January 1, 2004 through March 5, 2009 and illustrates the effect of the offset and/or correlation among the Basket Components during such period.  The graph does not attempt to show your expected return on an investment in the Buffered Securities.  The historical performance of the Basket and the Basket Components should not be taken as an indication of their future performance.

Historical Basket Performance January 1, 2004 through March 5, 2009

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Buffered Securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Buffered Securities.  The original issue price of the Buffered Securities includes the Agent’s Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Buffered Securities and the cost of hedging our obligations under the Buffered Securities.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Buffered Securities by taking positions in stocks underlying the Indices and in Underlying Shares, in futures or options contracts on the Indices, the Underlying Shares or any component stocks of the Indices or the MSCI EAFE Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could potentially increase the Initial Basket Component Values of the Basket Components, and, therefore, increase the values at which the Basket Components must close on the Determination Date before you will receive at maturity a payment that exceeds the Stated Principal Amount of the Buffered Securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Buffered Securities by purchasing and selling the stocks underlying the Indices or the MSCI EAFE Index futures or options contracts on the stocks underlying the Indices or the MSCI EAFE Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Date.  We cannot give any assurance that our hedging activities will not affect the value of the Basket Components and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Buffered Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Buffered Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.  The Agent will pay a concession equal to $0.30 to an introducing broker in connection with the initial offering of the Buffered Securities.  After the initial offering of the Buffered Securities, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Buffered Securities against payment therefor in New York, New York on March           , 2009, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Buffered Securities.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Buffered Securities on the date of pricing or on or prior to the third Business Day prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Buffered Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Buffered Securities.  Specifically, the Agent may sell more Buffered Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Buffered Securities, for its own account.  The Agent must close out any naked short position by purchasing the Buffered Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Buffered Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Buffered Securities, its component stocks or the Underlying Shares in the open market to stabilize the price of the Buffered Securities.  Any of these activities may raise or maintain the market price of the Buffered Securities above independent market levels or prevent or retard a decline in the market price of the Buffered Securities.  The Agent is not required to engage in these activities, and may end any of these activities at any time.  An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Buffered Securities.  See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Buffered Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Buffered Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Buffered Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Buffered Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Buffered Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Buffered Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Buffered Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Buffered Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Buffered Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Buffered Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Buffered Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Buffered Securities to the public in Hong Kong as the Buffered Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Buffered Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Buffered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Buffered Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Buffered Securities nor make the Buffered Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute the pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Buffered Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c) a person who acquires the Buffered Securities for an aggregate consideration of not less than Singapore dollars Two

Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
License Agreement between
S&P and Morgan Stanley
S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with securities, including the Buffered Securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The Buffered Securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the Buffered Securities or any member of the public regarding the advisability of investing in securities generally or in the Buffered Securities particularly or the ability of the S&P 500® Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to us or the Buffered Securities.  S&P has no obligation to take our needs or the needs of the owners of the Buffered Securities into consideration in determining, composing or calculating the S&P 500® Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Buffered Securities to be issued or in the determination or calculation of the equation by which the Buffered Securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Buffered Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE BUFFERED SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT

SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley.
License Agreement between
NASDAQ OMX and Morgan Stanley
NASDAQ OMX and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by NASDAQ OMX, in connection with securities, including the Buffered Securities.

The license agreement between NASDAQ OMX and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

The Buffered Securities are not sponsored, endorsed, sold or promoted by NASDAQ OMX (including its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Buffered Securities.  The Corporations make no representation or warranty, express or implied, to the holders of the Buffered Securities or any member of the public regarding the advisability of investing in securities generally or in the Buffered Securities particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to the Licensee or the Buffered Securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Buffered Securities into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the Buffered Securities to be issued or in the determination or calculation of the equation by which the Buffered Securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the Buffered Securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE BUFFERED SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR

ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of NASDAQ OMX and have been licensed for use by Morgan Stanley.  The Buffered Securities have not been passed on by the Corporations as to their legality or suitability.  The Buffered Securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE BUFFERED SECURITIES.

License Agreement between
MSCI and Morgan Stanley
MSCI and Morgan Stanley have entered into a non¬exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI indices, which are owned and published by MSCI, in connection with certain securities, including the Buffered Securities.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this prospectus supplement:

THE BUFFERED SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, SAVE MORGAN STANLEY, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY. THE BUFFERED SECURITIES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE BUFFERED SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE BUFFERED

SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE BUFFERED SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE BUFFERED SECURITIES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE BUFFERED SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE BUFFERED SECURITIES ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE BUFFERED SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE BUFFERED SECURITIES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE BUFFERED SECURITIES, INVESTORS IN THE BUFFERED SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES

(INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE BUFFERED SECURITIES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE BUFFERED SECURITIES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the Buffered Securities.

“MSCI EAFE Index®”, “MSCI Emerging Markets IndexSM”, “MSCI Europe IndexSM”, “MSCI World IndexSM”, “MSCI World Real Estate IndexSM”, “MSCI Australia IndexSM”, “MSCI Belgium IndexSM”, “MSCI Brazil IndexSM”, “MSCI France IndexSM”, “MSCI Italy IndexSM”, “MSCI Japan IndexSM”, “MSCI Pacific Ex-Japan IndexSM”, “MSCI Singapore IndexSM”, “MSCI Spain IndexSM”, “MSCI Switzerland IndexSM”, “MSCI Taiwan IndexSM” and “MSCI USA IndexSM” are trademarks or service marks of MSCI and have been licensed for use by Morgan Stanley.  The Buffered Securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the Buffered Securities.

Benefit Plan Investor
Considerations	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to assets of any plan involved in the transaction, and provided further that the plan pays no more than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered Securities.

Because we may be considered a party in interest with respect to many Plans, the Buffered Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered Securities that either (a) it is not a plan or a plan asset entity and is not purchasing such Buffered Securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the Buffered Securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the Buffered Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Buffered Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Income Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Buffered Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Buffered Securities.  This discussion applies only to initial investors in the Buffered Securities who:

• purchase the Buffered Securities at their “issue price”; and

• will hold the Buffered Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

• certain financial institutions;
• insurance companies;
• certain dealers and traders in securities, commodities or foreign currencies;
• investors holding the Buffered Securities as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction or constructive sale transaction;
• U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
• partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
• regulated investment companies;
• real estate investment trusts;
• tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively; or
• persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuers of any shares to which a Buffered Security relates, whether an individual stock or a component of a stock index (such shares hereafter referred to as “Underlying Shares”), are treated as “passive foreign investment companies” (“PFICs”) within the meaning of Section 1297 of the Code or as “U.S. real property holding corporations” (“USRPHCs”) within the meaning of Section 897 of the Code, although it is likely that some of the issuers of the Underlying Shares that underlie the Buffered Securities are USRPHCs.  If any of the issuers of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or settlement of the Buffered Securities.  You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As stated above, this discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances.  As the law applicable to the U.S. federal income taxation of instruments such as the Buffered Securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the Buffered Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Pursuant to the terms of each Buffered Security, you have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Buffered Security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

No statutory, judicial or administrative authority directly addresses the treatment of the Buffered Securities or instruments that are similar to the Buffered Securities for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to their proper treatment.  Significant aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain.  Our counsel has not rendered an opinion as to the proper treatment of the Buffered Securities for U.S. federal income tax purposes, and no assurance can be given that the IRS or the courts will agree with the tax treatment described herein.  Accordingly, you should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities (including possible alternative treatments of the Buffered Securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each Buffered Security as an open transaction.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Buffered Securities

Assuming the characterization and treatment of the Buffered Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Buffered Securities should equal the amount paid by the U.S. Holder to acquire the Buffered Securities.

Sale, Exchange or Settlement of the Buffered Securities.  Upon a sale or exchange of the Buffered Securities, or upon settlement of the Buffered Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Buffered Securities sold, exchanged or settled.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Code, any gain or loss recognized upon the sale, exchange or settlement of a Buffered Security should be long-term capital gain or loss if the U.S. Holder has held the Buffered Securities for more than one year at such time.

Potential Application of the Constructive Ownership Rule. Because the Buffered Securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered Securities will be treated as a “constructive ownership transaction.”  A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the iShares MSCI EAFE Index Fund (the “Underlying ETF Shares”)).  Under the “constructive ownership” rule, if an investment in the Buffered Securities is treated as a “constructive ownership transaction” due to the inclusion of the Underlying ETF Shares as a Basket Component, it is not clear to what extent all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a Buffered Security could be recharacterized as ordinary income (which ordinary income would also be subject to an interest charge).  Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Buffered Securities

Due to the absence of authorities that directly address the proper tax treatment of the Buffered Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Buffered Security under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Buffered Securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount (“OID”) on the Buffered Securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Buffered Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss, to the extent of the U.S. Holder’s prior accruals of OID, and as capital loss thereafter.  The risk that a buffered security will be recharacterized, for U.S. federal income tax purposes, as a debt instrument rather than as an open transaction, is higher than with other non-principal protected equity-linked securities.

Even if the Contingent Debt Regulations do not apply to the Buffered Securities, other alternative federal income tax characterizations of the Buffered Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Buffered Securities.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition,  information returns will be filed with the IRS in connection with payments on the Buffered Securities and the proceeds from a sale or other disposition of the Buffered Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

• an individual who is classified as a nonresident alien;
• a foreign corporation; or
• a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

• a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

• certain former citizens or residents of the United States; or

• a holder for whom income or gain in respect of the Buffered Securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in a Buffered Security.

Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities

In general.  Assuming the treatment of the Buffered Securities as set forth above is respected and subject to the discussion above regarding the possible application of Section 897 of the Code, a Non-U.S. Holder of the Buffered Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a Buffered Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Buffered Securities would not be subject to U.S. federal withholding tax, provided that:

• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

• the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

• the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Buffered Security (or a financial institution holding the Buffered Securities on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might affect the withholding tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.  Accordingly, if you are a non-U.S. investor, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Buffered Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Buffered Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Buffered Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities ― Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.